EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C.
SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

This certification set forth below is hereby made solely for the purposes of satisfying the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 and may not be relied upon or used for any other purposes.

A signed original of this written statement required by Section 906 has been provided to Access Pharmaceuticals, Inc. and will be retained by Access Pharmaceuticals, Inc. and furnished to the SEC or its staff upon its request.

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Act of 2002 (18 U.S.C. 1350, as adopted, the “Sarbanes-Oxley Act”), Jeffrey B. Davis, Chief Executive Officer of Access Pharmaceuticals, Inc. (the "Company"), and Stephen B. Thompson, Vice President and Chief Financial Officer of the Company, each hereby certifies that to his knowledge the Annual Report on Form 10-K for the period ended December 31, 2010 of the Company filed with the Securities and Exchange Commission on the date hereof (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period specified.

Signed at the City of  Dallas, in the State of Texas, this 31st day of March, 2011.

  /s/ Jeffrey B. Daivs                                                      /s/ Stephen B. Thompson
Jeffrey B. Davis                                                                        Stephen B. Thompson
Chief Executive Officer                                                            Chief Financial Officer
Principal Executive Officer                                                     Principal Financial and Accounting Officer